Exhibit 99.1

Tevogen Bio CEO Highlights Expected Reporting of a $94.9 Million Liability Elimination, AI Initiative, and Leadership Appointments

●	Conversion of promissory notes into common stock removed $94.9 million in pro forma balance sheet liabilities.
●	The converted common stock is included in the company’s total 165 million outstanding shares.
●	The Tevogen.ai initiative aims to harness the immense potential of AI to enhance drug discovery, development, manufacturing, distribution, and patient access.

April 26, 2024

Warren, N.J., Tevogen Bio Holdings Inc. (“Tevogen” or “Tevogen Bio”) (Nasdaq: TVGN) is a clinical-stage specialty immunotherapy biotech pioneer developing off-the-shelf, genetically unmodified T cell therapeutics in virology, oncology, and neurology.

Dear Fellow Stockholders:

In anticipation of the filing of our annual financial statements, I would like to provide our investors with a few reflections on anticipated financial results.

First, we expect to report that as of December 31, 2023, and for year-end 2023, the liabilities and net losses of Tevogen Bio Inc were primarily related to convertible promissory notes. Those notes were assumed and converted into shares of Tevogen Bio Holdings Inc in connection with the business combination between Tevogen Bio Inc and Semper Paratus Acquisition Corporation that closed on February 14, 2024. We expect to report that the net losses of Tevogen Bio Inc consisted primarily of non-cash charges related to the change in the fair value of the convertible promissory notes, not the operating expenses of Tevogen Bio Inc, and that Tevogen Bio Inc’s operating expenses for 2023 were $8.8 million. Due to the conversion of the convertible promissory notes, we will report that on a pro forma basis, there are no longer any liabilities associated with convertible promissory notes, and that the non-cash charge related to the change in the fair value of the notes has been eliminated from the pro forma condensed combined statement of operations. We anticipate disclosing that of the $94.9 million of balance sheet liabilities that were removed by the conversion of the notes, $80.7 million were current liabilities and $14.2 million were long-term liabilities.

Second, I’d like to reflect on our recent leadership appointments and the newly launched initiative in Artificial Intelligence (AI). The Tevogen.ai initiative aims to harness the immense potential of AI to enhance drug discovery, development, manufacturing, distribution, and patient access. Mittul Mehta, our Chief Information Officer (CIO) and Head of Tevogen.ai, brings over 20 years of experience in information technology and nearly a decade in senior management roles. Previously, Mr. Mehta served as Senior Vice President, Global Head of Platforms Security, Mobility & Cloud Security at Jefferies LLC, where he played a key role in enterprise strategy. His extensive experience across various organizations, including Avanade Inc., Macy’s Inc., MetLife Inc., and Microsoft Corporation, demonstrates his ability to align technology with business objectives and lead teams effectively through complex projects and shifting priorities. Looking ahead, Mr. Mehta will share his vision for AI in biotechnology and healthcare through featured speeches including at the Longwood Healthcare Leaders Spring MIT conference and Hogan Lovells Annual Health Care AI Law and Policy Summit.

Tevogen also appointed Tapan V. Shah as Head of Investor Relations and Corporate Development. Mr. Shah, a Wall Street veteran with over 25 years of experience across key financial services industry verticals, brings broad leadership capabilities to Tevogen Bio. Most recently, Mr. Shah was Director, Relationship Management, in Citigroup’s Client organization, where he was also a member of the Executive Office. Prior to Citigroup, he worked in Morgan Stanley’s asset management business (MSIM) focused on Equity Strategy and Product Development. Mr. Shah started his career in the Investment Banking Division of Goldman Sachs. In this new position, Mr. Shah will lead communications with all financial stakeholders, including shareholders, research analysts, and investment bankers. He will also lead the M&A and capital raising functions at Tevogen Bio.

We believe our allogeneic, precision T cell technology platform, ExacTcellTM, represents a significant scientific breakthrough that has the potential to develop a new class of off the shelf T cell therapeutics with diverse applications spanning virology, oncology, and neurology.

As I prepare to attend the Yale CEO Summit with fellow business leaders from all sectors of our economy, I thank you all for your continued support for our shared mission for a healthier world.

Sincerely,

Ryan Saadi

CEO, Tevogen Bio Holdings Inc.

About Tevogen

Tevogen is a clinical-stage specialty immunotherapy company harnessing one of nature’s most powerful immunological weapons, CD8+ cytotoxic T lymphocytes, to develop off-the-shelf, genetically unmodified precision T cell therapies for the treatment of infectious diseases, cancers, and neurological disorders, aiming to address the significant unmet needs of large patient populations. Tevogen Leadership believes that sustainability and commercial success in the current era of healthcare rely on ensuring patient accessibility through advanced science and innovative business models. Tevogen has reported positive safety data from its proof-of-concept clinical trial, and its key intellectual property assets are wholly owned by the company, not subject to any third-party licensing agreements. These assets include three granted patents and twelve pending patents, two of which are related to artificial intelligence.

Tevogen is driven by a team of highly experienced industry leaders and distinguished scientists with drug development and global product launch experience. Tevogen’s leadership believes that accessible personalized therapeutics are the next frontier of medicine, and that disruptive business models are required to sustain medical innovation.

Forward Looking Statements

This press release contains certain forward-looking statements, including without limitation statements relating to: expectations regarding the expected financial results of Tevogen and its subsidiary Tevogen Bio Inc. and the combined pro forma financial results of Tevogen and Tevogen Bio Inc. as of and for the year ended December 31, 2023; the healthcare and biopharmaceutical industries; Tevogen’s development of, the potential benefits of, and patient access to its product candidates for the treatment of infectious diseases, cancer and neurological disorders, including TVGN 489 for the treatment of COVID-19 and Long COVID; Tevogen’s ability to develop additional product candidates, including through use of Tevogen’s ExacTcell platform; the anticipated benefits of ExacTcell; expectations regarding Tevogen’s future clinical trials; Tevogen’s manufacturing plans; and Tevogen’s ability to generate revenue in the future. Forward-looking statements can sometimes be identified by words such as “may,” “could,” “would,” “expect,” “anticipate,” “possible,” “potential,” “goal,” “opportunity,” “project,” “believe,” “future,” and similar words and expressions or their opposites. These statements are based on management’s expectations, assumptions, estimates, projections and beliefs as of the date of this press release and are subject to a number of factors that involve known and unknown risks, delays, uncertainties and other factors not under the company’s control that may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations expressed or implied by these forward-looking statements. The expected financial information presented in this press release is subject to completion of Tevogen’s financial closing procedures and therefore preliminary and subject to change, and any changes could be material. Furthermore, this information does not present all information necessary for an understanding of the financial condition as of or results of operations for the year ended December 31, 2023, of Tevogen or Tevogen Bio Inc or their combined pro forma financial condition or results of operations. Tevogen will provide further information on its results when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Factors that could cause actual results, performance, or achievements to differ from those expressed or implied by forward-looking statements include, but are not limited to: (i) uncertainty regarding the timing and filing of Tevogen’s Annual Report on Form 10-K and related disclosure of pro forma financial results; (ii) changes in final results arising from financial closing procedures; (iii) the effect of the recent business combination with Semper Paratus Acquisition Corporation (the “Business Combination”) on Tevogen’s business relationships, operating results, and business generally; (iv) the outcome of any legal proceedings that may be instituted against Tevogen related to the Business Combination; (v) changes in the markets in which Tevogen competes, including with respect to its competitive landscape, technology evolution, or regulatory changes; (vi) changes in domestic and global general economic conditions; (vii) the risk that Tevogen may not be able to execute its growth strategies or may experience difficulties in managing its growth and expanding operations; (viii) the risk that Tevogen may not be able to develop and maintain effective internal controls; (ix) costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination; (x) the failure to achieve Tevogen’s commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of Tevogen to grow and manage growth economically and hire and retain key employees; (xi) the risk that Tevogen may fail to keep pace with rapid technological developments to provide new and innovative products and services or make substantial investments in unsuccessful new products and services; (xii) the ability to develop, license or acquire new therapeutics; (xiii) that Tevogen will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xiv) the risk of regulatory lawsuits or proceedings relating to Tevogen’s business; (xv) uncertainties inherent in the execution, cost, and completion of preclinical studies and clinical trials; (xvi) risks related to regulatory review, and approval and commercial development; (xvii) risks associated with intellectual property protection; (xviii) Tevogen’s limited operating history; and (xix) those factors discussed or incorporated by reference in Tevogen’s filings with the SEC and that that are contained in the Proxy Statement/Prospectus relating to the Business Combination.

You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Tevogen undertakes no obligation to update any forward-looking statements, except as required by applicable law.

Contacts

Tevogen Bio Communications

T: 1 877 TEVOGEN, Ext 701

Communications@Tevogen.com